Exhibit 99.1

The Peoples Holding Company (AMEX: PHC)
P.O. Box 709
Tupelo, MS 38801-0709
Phone: (662) 680-1001
Fax: (662) 680-1234
www.phcfc.com

Press Release

For additional information, contact:

Jim Gray
Executive Vice President, Investor Relations & Planning Director
(662) 680-1217

Stuart Johnson
Executive Vice President & Chief Financial Officer
(662) 680-1472

Date:	November 17, 2004

The Peoples Holding Company Declares Dividend

         At the monthly meeting on Tuesday, November 16, 2004, the board of directors of The Peoples Holding Company (AMEX: PHC) approved the payment of a quarterly cash dividend of twenty-one cents ($0.21) per share to be paid January 2, 2005, to shareholders of record December 15, 2004.

        The Peoples Holding Company is the parent of The Peoples Bank & Trust Company, Mississippi's fourth largest commercial bank headquartered in the state, The Peoples Insurance Agency, Inc. and Renasant Bank of Germantown, Tennessee. PHC has assets in excess of $1.7 billion and operates 50 community bank, insurance and financial services offices in 30 cities in Mississippi and Tennessee.